Exhibit 10.5.11
AMENDMENT TO EMPLOYMENT AGREEMENT
     THIS AMENDMENT TO EMPLOYMENT AGREEMENT, effective as of January 1, 2009 (the “Effective Date”), between ASHFORD HOSPITALITY TRUST, INC., a corporation organized under the laws of the State of Maryland and having its principal place of business at Dallas, Texas (hereinafter, the “REIT”), ASHFORD HOSPITALITY LIMITED PARTNERSHIP, a limited partnership organized under the laws of the State of Delaware and having its principal place of business at Dallas, Texas (the “Operating Partnership”), and DAVID BROOKS, an individual residing in Dallas, Texas (the “Executive”):
RECITALS:
A.	The REIT and the Operating Partnership (collectively, the “Company”) and the Executive are parties to a certain Employment Agreement (as amended, the “Agreement”), dated as of March 21, 2008, effective as of January 1, 2008; and

B.	The Compensation Committee, with the approval granted by the Board of Directors of the Company on September 3, 2009, desire to modify the Employment Agreement as specifically set forth herein;

C.	The Executive has agreed to accept this Amendment pursuant to the terms and conditions set forth herein; and

D.	All terms with their initial letter capitalized as set forth in the Employment Agreement shall have the same meaning herein as given such terms in the Employment Agreement
     NOW, THEREFORE, the Company and the Executive, in consideration of the respective covenants set forth in the Employment Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree that the Employment Agreement is modified as set forth below:
     1. TARGETED INCENTIVE BONUS. Section 4(a) of the Employment Agreement is hereby modified by providing that the targeted Incentive Bonus for the Term shall be forty percent (40%) to one hundred twenty-five percent (125%) of Base Salary. No other modification is made to Section 4(a).

     2. LIMITED MODIFICATION. Except as expressly modified above, the terms and conditions of the Employment Agreement shall remain in full force and effect, and the Company and the Executive ratify and confirm to each other the enforceability thereof.
     3. MISCELLANEOUS.
     3.1 Severability. If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired.
     3.2 Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart.
     3.3 Entire Agreement. This Amendment (together with the Employment Agreement, as modified herein) contains the entire understanding of the parties, supercedes all prior agreements and understandings, whether written or oral, relating to the subject matter hereof and may not be amended except by a written instrument hereafter signed by the Executive and a duly authorized representative of the Board.
     3.4 Governing Law. This Amendment and the performance hereof shall be construed and governed in accordance with the laws of the State of Texas, without giving effect to principles of conflicts of law. Jurisdiction and venue shall be solely in the federal or state courts of Dallas County, Texas. This provision shall not be read as a waiver of any right to removal to federal court in Dallas County, Texas.
     3.5 Construction. The language used in this Amendment will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. The headings of sections of this Amendment are for convenience of reference only and shall not affect its meaning or construction.
     3.6 Consultation with Counsel. The Executive acknowledges that he has had a full and complete opportunity to consult with counsel or other advisers of his own choosing concerning the terms, enforceability and implications of this Amendment, and that the Company has not made any representations or warranties to the Executive concerning the terms, enforceability and implications of this Amendment other than as are reflected in this Amendment.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed under seal as of the date first above written.

REIT:

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ Monty Bennett

Name:	MONTY BENNETT
Title:	CEO

Dated:	9/5/09

OPERATING PARTNERSHIP:

ASHFORD HOSPITALITY LIMITED PARTNERSHIP

By: Ashford OP General Partner, LLC

By:	/s/ Monty Bennett

Name:	MONTY BENNETT
Title:	PRESIDENT

Dated:	9/5/09

EXECUTIVE:

/s/ David Brooks

Name:	David Brooks

Dated:	9/5/09